Exhibit 10.5(c)
CEREBRAS SYSTEMS INC.
2024 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Cerebras Systems Inc., a Delaware corporation, (the “Company”), pursuant to its 2024 Incentive Award Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each vested RSU represents the right to receive, in accordance with the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), one share of Common Stock (“Share”). This award of RSUs is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	[_____________]

Grant Date:	[_____________]

Total Number of RSUs:	[_____________]

Vesting Commencement Date:	[_____________]

Vesting Schedule:	[_____________]

Termination of Service:
Except as otherwise provided by the Administrator and Section 9.3 of the Plan, if Participant experiences a Termination of Service, all RSUs that have not become vested on or prior to the date of such Termination of Service will thereupon be automatically forfeited by Participant without payment of any consideration therefor.

If the Company uses an electronic capitalization table system (such as Shareworks, Carta or Equity Edge) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of this Grant Notice.
By Participant’s acceptance of the RSUs through the online acceptance procedure established by the Company or by signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Agreement and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement or this Grant Notice. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the RSUs in such electronic capitalization table system and Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the RSUs through such electronic capitalization table system. In addition, by accepting the RSUs through the online acceptance procedure established by the Company or by signing below, Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 3.1(b) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to Participant upon vesting of the RSUs, (ii) instructing a broker on Participant’s behalf to sell shares of Common Stock otherwise issuable to

Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 3.1(b) of the Agreement or the Plan.

CEREBRAS SYSTEMS INC.:	PARTICIPANT:

PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, Cerebras Systems Inc., a Delaware corporation (the “Company”), has granted to Participant the number of restricted stock units (“Restricted Stock Units” or “RSUs”) set forth in the Grant Notice under the Company’s 2024 Incentive Award Plan, as may be amended from time to time (the “Plan”). Each RSU represents the right to receive one share of Common Stock (a “Share”) upon vesting.
ARTICLE 1.
GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE 2.
GRANT OF RESTRICTED STOCK UNITS
2.1    Grant of RSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to Participant an award of RSUs under the Plan in consideration of Participant’s past and/or continued employment with or service to the Company or any Subsidiary and for other good and valuable consideration.
2.2    Unsecured Obligation to RSUs. Unless and until the RSUs have vested in the manner set forth in Article 2 hereof, Participant will have no right to receive Common Stock under any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.3    Vesting Schedule. Subject to Section 2.4 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share). Notwithstanding the foregoing and the Grant Notice, but subject to Section 2.4 hereof, in the event of a Change in Control, the RSUs shall be treated pursuant to Sections 9.2 and 9.3 of the Plan.
2.4    Forfeiture, Termination and Cancellation upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Plan, except as otherwise provided by the Administrator, upon Participant’s Termination of Service for any or no reason, all RSUs which have not vested prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the RSUs which has not become vested as of the date on which Participant incurs a Termination of Service shall thereafter become vested, except as may otherwise be provided by the Administrator or as set forth in a written agreement between the Company (or any Subsidiary that is the employer of Participant) and Participant.
2.5    Issuance of Common Stock upon Vesting. As soon as administratively practicable following the vesting of any RSUs pursuant to Section 2.3 hereof, but in no event later than March 15 of the year after the year of vesting (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to Participant (or any transferee permitted under Section 3.3 hereof) a number of Shares equal to the number of RSUs subject to this Award that vest on the applicable vesting date. Notwithstanding the foregoing, in the event Shares are not issued pursuant to Section 10.7 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.
2.6    Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 10.7 of the Plan.
2.7    Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.
ARTICLE 3.
OTHER PROVISIONS
3.1    Taxes.
(a)    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount (if any) actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale or disposal of Shares and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant of the RSUs or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)    Tax Withholding. Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to withhold any and all Tax-Related Items by one or a combination of the following: (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to Participant; (ii) accepting a payment from Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Subsidiary, as applicable; (iii) accepting the delivery of Shares, including Shares delivered by attestation; (iv) retaining Shares from settlement of the RSUs; (v) if there is a public market for Shares at the time the withholding obligation for Tax-Related Items is to be satisfied, selling Shares issued pursuant to the RSUs, either voluntarily by Participant or mandatorily by the Company; (vi) accepting delivery of a promissory note or any other lawful consideration; (vii) any other method of withholding determined by the Company and, to the extent required by Applicable Law or the Plan, approved by the Administrator; or (viii) any other method of withholding determined by the Company and to the extent required by Applicable Law or the Plan, approved by the Administrator.
(c)    Withholding Rates. The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may be able to receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.
(d)    Company’s Obligation to Deliver Shares. The Company shall not be obligated to deliver any Shares to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items applicable to the taxable income of Participant resulting from the grant or vesting of the Restricted Stock Units or the issuance of Shares.
3.2    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.
3.3    Transferability. The RSUs shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan.
3.4    Tax Consultation. Participant understands that Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the RSUs and the issuance of Shares with respect thereto and that Participant is not relying on the Company for any tax advice.

3.5    Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.6    Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.
3.7    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.7, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.8    Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company or its counsel.
3.9    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.10    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. By entering into this Agreement, Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to this Agreement and the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By entering into this Agreement, Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Plan or this Agreement in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By entering into this Agreement, Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or this Agreement.
3.11    Conformity to Applicable Law. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable

Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
3.12    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant, unless such action is necessary to ensure or facilitate compliance with Applicable Law, as determined by the Administrator.
3.13    Successors and Assigns. The Company may assign any of its rights and delegate any of its obligations under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.3 hereof, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.
3.14    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.15    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to commence or continue to serve as an Employee or other Service Provider or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise by Applicable Law or in a written agreement between the Company or a Subsidiary (as applicable) and Participant.
3.16    Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, provided that the RSUs shall be subject to any accelerated vesting provisions in any written agreement between Participant and the Company (or any Subsidiary that is the employer of Participant) or a Company plan pursuant to which Participant participates, in each case, in accordance with the terms therein.
3.17    Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant

Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.18    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.
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